Exhibit 99.1

Anworth Announces Third Quarter 2014 Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 5, 2014--Anworth Mortgage Asset Corporation (NYSE: ANH) today reported GAAP net income available to common stockholders of $18.1 million, or $0.15 per basic and diluted share, for the third quarter ended September 30, 2014 as compared to GAAP net income available to common stockholders of $8.6 million, or $0.07 per diluted share, for the second quarter ended June 30, 2014. Core earnings were approximately $15.9 million, or $0.13 per basic share, for the third quarter ended September 30, 2014.

“Core earnings” represents a non-GAAP measure. See the section entitled “Non-GAAP Financial Measure” at the end of this news release for more information.

Dividend

On September 18, 2014, we declared a quarterly common stock dividend of $0.14 per share, which was paid on October 29, 2014 to holders of record of our common stock as of the close of business on September 30, 2014.

Book Value Per Common Share

At September 30, 2014, our book value was $6.34 per common share, which was an increase of $0.08 from our book value of $6.26 per common share at June 30, 2014.

The $0.14 quarterly dividend and increase in book value per share resulted in a return on equity to common stockholders of 3.5% (un-annualized) for the quarter. For the nine months ended September 30, 2014, the return on equity to common stockholders was 13.3% (un-annualized).

Share Repurchases

During the third quarter ended September 30, 2014, the economic gain credited to paid-in capital from the repurchase of 6,819,372 shares of our common stock at a weighted average price of $5.10 per share, based on the book value per common share of $6.26 at June 30, 2014, was approximately $7.9 million, or approximately $0.07 per share. The economic gain from increases in book value per share as a result of share repurchases is not included in GAAP net income available to common stockholders.

On September 18, 2014, we announced that our board of directors had authorized the Company to acquire up to an additional 10,000,000 shares of our common stock under our Share Repurchase Program.

Portfolio

At September 30, 2014 and June 30, 2014, our total assets (in thousands), the fair value of our Agency mortgage-backed securities (“MBS”) portfolio (in thousands), which consists of Agency MBS and TBA Agency securities, and its allocation were approximately as follows:

	September 30, 2014	June 30, 2014

Total Assets	$8,117,152	$8,554,788
Fair value of Agency MBS and TBA Agency securities	$8,071,928	$8,281,038
Adjustable-rate Agency MBS (less than 1 year reset)	23%	22%
Hybrid adjustable-rate Agency MBS (1-2 year reset)	13%	11%
Hybrid adjustable-rate Agency MBS (2-3 year reset)	11%	14%
Hybrid adjustable-rate Agency MBS (3-4 year reset)	2%	3%
Hybrid adjustable-rate Agency MBS (4-5 year reset)	6%	4%
Hybrid adjustable-rate Agency MBS (5-7 year reset)	12%	15%
Hybrid adjustable-rate Agency MBS (>7 year reset)	8%	8%
15-year fixed-rate Agency MBS	14%	18%
15-year fixed-rate TBA Agency securities	8%	3%
20-year and 30-year fixed-rate Agency MBS	3%	2%
	100%	100%

	September 30, 2014	June 30, 2014
Weighted Average Coupon
Adjustable-rate Agency MBS	2.58%	2.60%
Hybrid adjustable-rate Agency MBS	2.55	2.57
15-year fixed-rate Agency MBS	2.69	2.65
15-year fixed-rate TBA Agency securities	3.06	3.50
20-year and 30-year fixed-rate Agency MBS	4.40	5.01
Total Agency MBS:	2.67%	2.65%
Average Amortized Cost
Adjustable-rate Agency MBS	102.81%	102.65%
Hybrid adjustable-rate Agency MBS	103.60	103.58
15-year fixed-rate Agency MBS	103.14	103.16
15-year fixed-rate TBA Agency securities	103.01	105.67
20-year and 30-year fixed-rate Agency MBS	103.17	102.86
Total Agency MBS:	103.29%	103.34%
Current yield (weighted average coupon divided by average amortized cost)	2.58%	2.56%
Unamortized premium	$236.9 million	$254.5 million
Unamortized premium as a percentage of par value	3.29%	3.34%
Premium amortization expense on Agency MBS	$11.8 million	$11.7 million

	September 30, 2014	June 30, 2014

Constant prepayment rate (CPR) of Agency MBS	18%	14%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	18%	16%
Weighted average term to next interest rate reset on Agency MBS	37 months	39 months

Portfolio Financing and Leverage

	September 30, 2014	June 30, 2014
Repurchase Agreements
Outstanding repurchase agreement balance	$6.55 billion	$7.12 billion
Average interest rate	0.32%	0.32%
Average maturity	38 days	37 days
Average interest rate after adjusting for interest rate swaps	1.08%	1.47%
Average maturity after adjusting for interest rate swaps	845 days	992 days
Fair value of Agency MBS pledged to counterparties	$6.91 billion	$7.60 billion
Interest Rate Swap Agreements & Eurodollar Futures Contracts
Notional amount of swaps	$3.81 billion	$5.27 billion
Notional amount of Eurodollar futures contracts	$5.50 billion	0

At September 30, 2014, our leverage multiple was 7.6x, which represented a decrease from our leverage multiple of 8.04x at June 30, 2014. The leverage multiple is calculated by dividing our repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 8.4x at September 30, 2014.

Interest Rate Swaps and Eurodollar Futures Contracts

On August 22, 2014, the Company elected to discontinue hedge accounting for its interest rate swaps (“Swaps”).  During the quarter ended September 30, 2014, we terminated Swaps carrying a notional balance of $1.81 billion, including Swaps carrying a notional balance of $1.48 billion that were previously de-designated as hedges during the quarter ended March 31, 2014.  During the quarter ended September 30, 2014, we initiated short positions in 5,500 Eurodollar Futures Contracts representing $5.5 billion in notional amount and an effective term of three months.

At September 30, 2014 and June 30, 2014, our Swaps had the following notional amounts (in thousands), weighted average fixed rates and remaining terms (in months):

	September 30, 2014				June 30, 2014
	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years
Maturity
Less than 12 months	$85,000	1.15%	1	0.08	$460,000	2.16%	8	0.67
1 year to 2 years	500,000	0.90	22	1.83	1,200,000	1.92	20	1.67
2 years to 3 years	925,000	1.06	31	2.58	775,000	1.11	32	2.67
3 years to 5 years	1,390,000	1.44	47	3.92	1,330,000	1.25	46	3.83
5 years to 7 years	555,000	2.35	75	6.25	1,000,000	2.12	70	5.83
7 years to 10 years	350,000	2.93	103	8.58	500,000	2.84	101	8.42
	$3,805,000	1.54%	48	4.00	$5,265,000	1.78%	44	3.67

At September 30, 2014, our short position in Eurodollar Futures Contracts had the following notional amounts (in thousands) and weighted average purchase prices (there were no Eurodollar Futures Contracts outstanding at June 30, 2014):

	Eurodollar Futures Contracts
	Notional Amount	Weighted Average Purchase Price
	(in thousands)
Expiration
Less than 12 months	$4,050,000	$99.45
1 year to 2 years	1,450,000	98.80
Total	$5,500,000	$99.28

Net Interest Rate Spread

	September 30, 2014	June 30, 2014
Relative to Average Earning Assets During the Quarter
Interest income earned	2.53%	2.53%
Amortization of premium	0.60	0.55
Average cost of funds on repurchase agreements and derivative instruments	1.10	1.40
Net interest rate spread	0.83%	0.58%

Residential Real Estate Portfolio

As of September 30, 2014, our Qualified REIT Subsidiary, Anworth Properties, Inc., had acquired 79 single-family (up to 4 units) residential properties at a total cost of approximately $12.5 million for lease. These properties are held in our residential real estate portfolio to generate rental income and have the potential for price appreciation. As of September 30, 2014, approximately 70% of these properties were rented, approximately 10% were in the process of being rented and approximately 20% were being renovated.

Subsequent Events

From October 1, 2014 through November 4, 2014, we purchased and committed to purchase approximately $52 million of Non-Agency MBS.

From October 1, 2014 through November 4, 2014, we repurchased an aggregate of 5,671,500 shares at a weighted average price of $5.09 per share under our share repurchase program.

Conference Call

We will host a conference call on Thursday, November 6, 2014 at 4:00 PM Eastern Time, 1:00 PM Pacific Time, to discuss third quarter 2014 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 6:00 PM Eastern Time on November 6, 2014. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10055176. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. Our principal business is to invest primarily in mortgage-backed securities which are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will,” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$6,912,185	$8,060,567
Agency MBS at fair value	458,398	462,478
Paydowns receivable	40,669	33,401
	$7,411,252	$8,556,446
Residential properties	12,362	-
Cash and cash equivalents	1,402	7,368
Interest and dividends receivable	20,069	23,310
Derivative instruments at fair value	662,095	22,551
Prepaid expenses and other	9,972	9,816
Total Assets:	$8,117,152	$8,619,491
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$11,835	$30,117
Repurchase agreements	6,550,000	7,580,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	671,288	55,914
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on common stock	16,598	11,097
Accrued expenses and other	4,299	1,368
Total Liabilities:	$7,292,829	$7,717,305
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,010 and 1,010 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	$46,537	$46,537
Common Stock: par value $0.01 per share; authorized 200,000 shares, 118,554 and 138,717 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	1,186	1,387
Additional paid-in capital	1,076,185	1,185,369
Accumulated other comprehensive (loss) consisting of unrealized gains and losses	(46,469)	(92,008)
Accumulated deficit	(277,040)	(263,023)
Total Stockholders' Equity:	$800,399	$878,262
Total Liabilities and Stockholders' Equity:	$8,117,152	$8,619,491

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Interest Income:
Interest on Agency MBS	$37,057	$42,646	$122,852	$131,326
Income on rental properties	197	-	268	-
Other interest income	10	11	31	42
	37,264	42,657	123,151	131,368
Interest Expense:
Interest expense on repurchase agreements	19,024	22,484	72,238	63,432
Interest expense on junior subordinated notes	318	321	947	962
	19,342	22,805	73,185	64,394
Net interest income	17,922	19,852	49,966	66,974

Other Income:
(Loss) gain on sales of Agency MBS	(5,617)	1,991	(4,022)	9,237
Gain on interest rate swaps, net	10,947	-	9,568	-
(Loss) gain on derivatives-TBA securities	(779)	-	798	-
Derivative income-TBA securities	366	-	366	-
Gain on derivatives-Eurodollar Futures Contracts	111	-	111	-
Recovery on Non-Agency MBS	37	100	108	333
Total other income	5,065	2,091	6,929	9,570

Operating Expenses:
Management fee to related party	(2,609)	(2,982)	(8,248)	(9,009)
General and administrative expenses	(888)	(953)	(5,739)	(2,905)
Total operating expenses	(3,497)	(3,935)	(13,987)	(11,914)
Net income	$19,490	$18,008	$42,908	$64,630
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,035)	(3,105)	(3,107)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(394)	(1,182)	(1,200)
Net income to common stockholders	$18,061	$16,579	$38,621	$60,323

Basic earnings per common share	$0.15	$0.12	$0.30	$0.42
Diluted earnings per common share	$0.15	$0.12	$0.30	$0.42
Basic weighted average number of shares outstanding	121,061	142,380	128,174	143,176
Diluted weighted average number of shares outstanding	125,192	146,287	132,254	147,118

Non-GAAP Financial Measure

In addition to our operating results presented in accordance with GAAP, the following table reconciles our “net income to common stockholders” for the three months ended September 30, 2014 to “core earnings” (which is a non-GAAP financial measure) for the same period. “Core earnings” represent “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The Company’s management believes that the non-GAAP financial measure of “core earnings” is useful because it provide investors with greater transparency to the information we use in our financial and operational decision-making process. Management also believes the presentation of this measure, when analyzed in conjunction with our GAAP operating results, allows investors to more effectively evaluate and compare our performance to that of our peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies. This non-GAAP financial measure should not be used as a substitute for the Company’s operating results for the three months ended September 30, 2014. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

	Three Months Ended
	September 30, 2014
	Amount	Per Share
	(in thousands)

Net income to common stockholders	$18,061	$0.15
Adjustments to derive core earnings:
Loss on sales of Agency MBS	5,617	0.04
Gain on interest rate swaps, net	(10,947)	(0.09)
Loss on derivatives-TBA securities	779	0.01
Derivative income-TBA securities	(366)	(0.01)
Gain on derivatives-Eurodollar Futures Contracts	(111)	0.00
Recovery on Non-Agency MBS	(37)	0.00
Amortization of other comprehensive income on de-designated swaps(1)	5,650	0.05
Periodic net settlement on interest rate swaps after de-designation(2)	(5,296)	(0.04)
Dollar roll income on TBA securities(3)	2,503	0.02
Core earnings	$15,853	$0.13
Basic weighted average number of shares outstanding	121,061

(1) This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in our income statement as a portion of interest expense in accordance with GAAP.

(2) Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net income available to common stockholders. This adjustment does not include net payments of approximately $6 million made on interest rate swaps which were previously de-designated in March 2014 and were subsequently terminated during the current quarter or have subsequently matured.

(3) Dollar roll income on TBA securities is the income resulting from the price discount typically obtained by extending the settlement of TBA securities to a later date. This is a component of both the “(loss) gain on derivatives-TBA securities” and “derivative income-TBA securities” that are shown on our income statement.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman – Vice President & Director of Investor Relations
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com